EXHIBIT 10.20

                               TERM LOAN AGREEMENT

                          dated as of December 4, 1996

                                     between

                 ASSOCIATED BUSINESS & COMMERCE HOLDINGS, INC.,
                                  as Borrower,

                                       and

                            TIG REINSURANCE COMPANY,
                                    as Lender

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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

ARTICLE I.  DEFINITIONS, ACCOUNTING TERMS AND RULES OF
              CONSTRUCTION..................................................  1
         Section 1.01. Definitions..........................................  1
         Section 1.02. Accounting Terms..................................... 11
         Section 1.03. Computation of Time Periods.......................... 11
         Section 1.04. Rules of Construction................................ 12

ARTICLE II.  AMOUNT AND TERMS OF THE TERM LOAN.............................. 12
         Section 2.01. Term Loan............................................ 12
         Section 2.02. Delivery of Term Loan Proceeds....................... 12
         Section 2.03. Interest............................................. 12
         Section 2.04. Fees................................................. 13
         Section 2.05. Term Loan Notes...................................... 13
         Section 2.06. Optional Prepayments................................. 13
         Section 2.07. Mandatory Prepayments................................ 13
         Section 2.08. Use of Proceeds...................................... 14
         Section 2.09. Method of Payment.................................... 14
         Section 2.10. Application of Payments.............................. 14
         Section 2.11. Taxes................................................ 14
         Section 2.12. Discharge of B Loan Note............................. 15

ARTICLE III.  CONDITIONS PRECEDENT.......................................... 15
         Section 3.01. Conditions Precedent to Making of the Term Loan...... 15

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES................................. 17
         Section 4.01. Incorporation, Good Standing and Due Qualification... 17
         Section 4.02. Corporate Power and Authority; No Conflicts.......... 17
         Section 4.03. Legally Enforceable Agreements....................... 18
         Section 4.04. Litigation........................................... 18
         Section 4.05. Financial Statements................................. 18
         Section 4.06. Ownership and Liens.................................. 19
         Section 4.07. Taxes................................................ 20
         Section 4.08. ERISA................................................ 20
         Section 4.09. Operation of Business................................ 20
         Section 4.10. No Default on Outstanding Judgments or Orders.........20
         Section 4.11. No Defaults on Other Agreements...................... 21
         Section 4.12. Subsidiaries......................................... 21
         Section 4.13. No Restriction on Transfers.......................... 21
         Section 4.14. Governmental Regulation.............................. 21

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         Section 4.15. Partnerships......................................... 21
         Section 4.16. Environmental Protection............................. 21
         Section 4.17. Solvency............................................. 22
         Section 4.18. Governmental Approvals............................... 22
         Section 4.19. Material Agreements and Liens........................ 22
         Section 4.20. Capitalization....................................... 22
         Section 4.21. No Brokers or Finders................................ 23

ARTICLE V.  AFFIRMATIVE COVENANTS........................................... 23
         Section 5.01. Maintenance of Existence............................. 23
         Section 5.02. Conduct of Business.................................. 23
         Section 5.03. Maintenance of Properties............................ 23
         Section 5.04. Maintenance of Records............................... 23
         Section 5.05. Maintenance of Insurance............................. 23
         Section 5.06. Compliance with Laws................................. 24
         Section 5.07. Right of Inspection.................................. 24
         Section 5.08. Reporting Requirements............................... 24
         Section 5.09. Compliance With Environmental Laws................... 29
         Section 5.10. Independent Actuary.................................. 29
         Section 5.11. Use of Proceeds...................................... 29

ARTICLE VI.  NEGATIVE COVENANTS............................................. 29
         Section 6.01. Debt................................................. 30
         Section 6.02. Guaranties........................................... 30
         Section 6.03. Liens................................................ 30
         Section 6.04. Sale of Assets....................................... 32
         Section 6.05. Transactions with Affiliates..........................32
         Section 6.06. Mergers.............................................. 32
         Section 6.07. Leases............................................... 32
         Section 6.08. Dividends............................................ 33
         Section 6.09. Investments.......................................... 33
         Section 6.10. Changes, Amendments or Modifications................. 33
         Section 6.11. Changes in Business.................................. 33
         Section 6.12. Subsidiaries......................................... 33
         Section 6.13. Issuance of Stock.................................... 34

ARTICLE VII.  FINANCIAL COVENANTS........................................... 34
         Section 7.01. Consolidated Net Worth............................... 34
         Section 7.02. ABCIC's Statutory Surplus............................ 35
         Section 7.03. Loss Reserves........................................ 35
         Section 7.04. Risk Based Capital Ratio............................. 35
         Section 7.05. Net Premiums Written Ratio........................... 35

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         Section 7.06. Debt to Equity Ratio................................. 35
         Section 7.07. TIG Interest Coverage Ratio.......................... 37

ARTIVLE VIII.  EVENTS OF DEFAULT............................................ 37
         Section 8.01. Events of Default.................................... 38
         Section 8.02. Remedies............................................. 41
         Section 8.03. Conversion........................................... 41

ARTICLE IX.  MISCELLANEOUS.................................................. 42
         Section 9.01. Amendments and Waivers............................... 42
         Section 9.02. Usury................................................ 43
         Section 9.03. Expenses and Indemnification......................... 43
         Section 9.04. Assignment; Participation............................ 44
         Section 9.05. Notices.............................................. 44
         Section 9.06. Setoff............................................... 44
         Section 9.07. Jurisdiction; Immunities............................. 44
         Section 9.08. Governing Law........................................ 45
         Section 9.09. Counterparts......................................... 45
         Section 9.10. Exhibits and Schedules............................... 45
         Section 9.11. Table of Contents; Headings.......................... 45
         Section 9.12. Severability......................................... 45
         Section 9.13. Integration.......................................... 46
         Section 9.14. Waiver of Jury Trial................................. 46

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Exhibits

        Exhibit A-1       Form of A Loan Note
        Exhibit A-2       Form of B Loan Note
        Exhibit B         Form of Pledge Agreement
        Exhibit C         Form of Security Agreement
        Exhibit D         Form of Agreement as to Reinsurance

Schedules

        4.04              Litigation
        4.20              Capitalization
        6.13              Options

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         TERM LOAN AGREEMENT dated as of December 4, 1996 between ASSOCIATED
BUSINESS & COMMERCE HOLDINGS, INC. ("Borrower"), and TIG REINSURANCE COMPANY ("Lender").

         The Borrower has requested that the Lender make loans to it in the aggregate principal amount of $3,912,908 and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

         ARTICLE I. DEFINITIONS, ACCOUNTING TERMS AND RULES OF CONSTRUCTION

         Section 1.01. DEFINITIONS. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and VICE VERSA):

         "ABCIC" means Associated Business & Commerce Insurance Corporation.

         "ABCIC-Lender Reinsurance Agreement" means each Reinsurance Agreement between ABCIC, as the ceding company, and Lender, as the reinsurer.

         "ABCIC Preferred" means ABCIC's 6% Cumulative Convertible Preferred Stock, Series A.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with such Person. The term "control" (including, with its correlative meanings "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise.

         "Agreement" means this Term Loan Agreement.

         "Agreement as to Reinsurance" means the Agreement as to Reinsurance in substantially the form of Exhibit D hereto, to be delivered by Borrower under the terms of this Agreement.

         "A Loan" has the meaning specified in Section 2.01.

         "A Loan Default Rate" has the meaning specified in Section 2.03.

         "A Loan Note" has the meaning specified in Section 2.05.

         "Annual Statement" means the annual financial statement of ABCIC as required to be filed with the insurance commissioner (or similar authority) in ABCIC's state

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of domicile, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

         "Applicable Insurance Regulatory Authority" means, when used with respect to ABCIC, the insurance department or similar administrative authority or agency located in (1) each state in which ABCIC is domiciled and (2) to the extent asserting regulatory jurisdiction over ABCIC, the insurance department, authority or agency in each state in which ABCIC is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over ABCIC.

         "Benchmark Statement" means, as of any date, with respect to ABCIC, the quarterly financial statement of ABCIC as filed with the insurance commissioner (or similar authority) in ABCIC's state of domicile, with each page, line item and column of a Benchmark Statement to contain the same type of information, computed in the same manner, as contained in the identically numbered page, line item and column of such 1995 Annual Statement.

         "B Loan" has the meaning specified in Section 2.01.

         "B Loan Default Rate" has the meaning specified in Section 2.03.

         "B Loan Note" has the meaning specified in Section 2.05.

         "Board of Governors" means the Board of Governors of the Federal Reserve System.

         "Borrower" has the meaning specified in the preamble of this Agreement.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in New York or Florida are authorized or required to close under the laws of the state of New York or Florida, as applicable.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Class B Common Stock" has the meaning specified in Section 3.01(15).

         "Closing Date" means December 4, 1996.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations promulgated thereunder.

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         "Collateral" means, collectively, any and all of the securities pledged pursuant to the Pledge Agreement and any and all assets in which Lender is granted a Lien pursuant to the Security Agreement.

         "Common Stock" has the meaning specified in Section 4.20.

         "Company Action Level RBC" has the meaning specified in the Risk-Based Capital for Insurers Model Act as adopted by the Florida Department of Insurance.

         "Consolidated Net Worth" means as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

         "Consolidated Subsidiary" means each Subsidiary of Borrower that should be included in Borrower's consolidated financial statements, all as determined in accordance with GAAP.

         "Consolidated Total Stockholders' Equity" means, on any date, total stockholders equity of Borrower and its Consolidated Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP.

         "Debt" means: (1) obligations created, issued or incurred for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to any understanding or agreement to repurchase such property from such Person), or for the deferred purchase price or acquisition price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under or related to letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities of any Person; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed; (8) all obligations under any agreement providing for a swap, ceiling rates, ceiling and floor rates, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition; and (9) all forward foreign exchange contracts.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Deposit Account" has the meaning specified in 2.02.

         "Deposit Account Bank" means the bank maintaining the Deposit Account.

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         "Dollars" and the sign "$" mean lawful money of the United States of
America.

         "EBITDA" means, for any period, the sum, for the Borrower and its Subsidiary (determined on a consolidated basis without duplication in accordance with GAAP), of net operating income (calculated before taxes, Interest Expense, depreciation and amortization) for such period.

         "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

         "Environmental Law" means any Law relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

         "Environmental Notice" means any complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to the Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by the Borrower, (2) relating to the occurrence or presence (as defined below) of or exposure to or possible or threatened or alleged occurrence or presence (as defined below) of or exposure to Environmental Discharges or Hazardous Materials at any of the Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility; and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and
(3) any violation or alleged violation of any relevant Environmental Law.

         "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under

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Section 302(f) of ERISA and Section 412(n) of the Code, described in Section
414(m) or (o) of the Code of which the Borrower is a member.

         "Existing Loan Agreement" has the meaning specified in Section 2.08.

         "Event of Default" has the meaning specified in Section 8.01.

         "FDOI" has the meaning specified in Section 5.12.

         "Fiscal Year" means each period from January 1 to December 31.

         "Fully Diluted Book Value" as of any date means the book value per share of the Common Stock on a fully diluted basis calculated using the consolidated shareholders equity of the Borrower, including the Borrower's ownership interest in its Subsidiaries, determined in accordance with GAAP and with proper consideration of all potential dilutive securities, including assuming all outstanding options to purchase Common Stock are exercised and all convertible preferred stock of the Borrower is converted, but not including any potential conversion of preferred stock of any of the Borrower's Subsidiaries, as of the last day of the calendar quarter ended prior to the date as of which such book value is being determined, adjusted to reflect any dividends or other distributions or sale of securities for less than fair market value made after the last day of such calendar quarter.

         "Fund" means the Associated Business and Commerce Workers' Compensation Self-Insurance Fund.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 4.05.

         "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith by appropriate proceedings timely instituted;
(2) adequate reserves are available if payment is required to be made on the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item could not result in a Material Adverse Change.

         "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, ruling of, or exemption of, registration or filing with order from, judgment from decree of, publication by or report or notice to, any Governmental Authority.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

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         "Hazardous Materials" means collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Incurred Losses" has, with respect to each ABCIC-Lender Reinsurance Agreement, the same definition of such term as provided in the applicable ABCIC-Lender Reinsurance Agreement.

         "Independent Actuary" means Milliman & Robertson, Inc. or such other independent actuarial firm reasonably acceptable to Lender that will perform the actuarial review of the gross, ceded and net Loss and LAE Incurred, and unearned premium reserves for inclusion in the Annual Statement of ABCIC.

         "Insurance Business" means the providing of workmens compensation insurance and employers liability insurance.

         "Interest Expense" means, for any period, for the Borrower and its Subsidiary (determined on a consolidated basis without duplication in accordance with GAAP), all interest in respect of Debt (including, without limitation, the interest component of any payments in respect of all Capital Leases) accrued or capitalized during such period (whether or not actually paid during such period).

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any interest rate protection or similar Agreement.

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         "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental
Authority or otherwise, including any judicial or administrative order, consent decree, judgment or circular letter.

         "Lender" has the meaning specified in the preamble to this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

         "Loan Documents" means this Agreement, the Term Loan Notes, the Pledge Agreement and the Security Agreement.

         "Loss and LAE Incurred" means, for any period, with respect to ABCIC, the sum of net losses incurred (the amount as shown on line 2, page 4 of a Benchmark Statement of ABCIC by ABCIC), plus net loss expenses incurred (the amount as shown on line 3, page 4 of the Benchmark Statement of ABCIC) of ABCIC.

         "Loss Portfolio Transfer" means the acquisition by ABCIC of all or substantially all of the assets and the assumption of all or substantially all of the claim liabilities of the Fund under and pursuant to the terms of the Loss Portfolio Transfer Agreement.

         "Loss Portfolio Transfer Agreement" means the Loss Portfolio Transfer Agreement dated October 11, 1995 between ABCIC and the Fund.

         "Loss Reserves" means, at any date, with respect to ABCIC, the sum of the following items: (1) net losses, including incurred but unreported losses (the total amount as shown on line 1, page 3, column 1 of a Benchmark Statement for ABCIC) plus (ii) net loss adjustment expenses (the total amount as shown on line 2, page 3, column 1 of a Benchmark Statement of ABCIC), all as determined in accordance with SAP.

         "Management Agreement" means the Management Agreement dated March 23, 1995 between Borrower and ABCIC.

         "Management Fee" means the fee payable by ABCIC to Borrower pursuant to the Management Agreement.

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         "Material Adverse Change" means (1) a material adverse change in the status of the business, assets, liabilities, results of operations, condition (financial or otherwise), property or prospects of Borrower or its Subsidiary,
(2) any event or occurrence of whatever nature which could have a material adverse effect on Borrower's ability to perform its obligations under the Loan Documents or (3) a material adverse effect on the validity or enforceability of the Lender's Lien on the Collateral.

         "Maturity Date" has the meaning specified in Section 2.05.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA.

         "NAIC" means the National Association of Insurance Commissioners or any successor organization thereto.

         "NAIC Tests" means the ratios and other financial measurements developed by the NAIC under its Insurance Regulatory Information System, as adopted by the Florida Insurance Department and as in effect from time to time.

         "Net Premiums Written" means, for any period, with respect to ABCIC, the aggregate net amount of premiums written by ABCIC during such period, as same would be shown on line 32, page 9, column 4, Part 2B of a Benchmark Statement for ABCIC covering such period, all as determined in accordance with SAP; provided, that, in any case, Net Premiums Written shall be net of ceded written premiums in respect of all reinsurances (quota share, specific and aggregate) inuring to ABCIC.

         "Obligations" means (1) each and every obligation, covenant and agreement of Borrower now or hereafter existing contained in this Agreement, and any of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all Indebtedness, obligations and liabilities of Borrower to Lender now existing or hereafter incurred under or arising out of or in connection with the Term Loan Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith, (2) all sums advanced in accordance with the Pledge Agreement or Security Agreement, as the case may be, by or on behalf of Lender to protect any of the Collateral purported to be covered thereby, (3) any amounts paid by Lender as to which Lender has the right to reimbursement from Borrower, and (4) any amounts paid by Lender in preservation of any of Lender's rights or interest in the Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at a rate per annum equal at all times to the A Loan Default Rate; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or

                                       8

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extinguished and later increased, created or incurred, and including all indebtedness of the Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means (1) direct obligations of the United States of America or any agency thereof backed by the full faith and credit of the United States government, (2) all open market commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the Borrower and which commercial paper is rated "P-1" or better by Moody's or "A-1" or better by S&P maturing not more than 90 days from the date of acquisition thereof, (3) U.S. Dollar denominated, long term, publicly traded fixed-income securities rated not less than "BBB-" by S&P and "Baa3" by Moody's and (4) investments in money market funds or other corporate funds of entities having a rating of "A" or higher by S&P or "A2" or higher by Moody's, or money market mutual funds sponsored by any securities broker dealer, or investment adviser registered under the United States Investment Advisors Act of 1940, as amended, of recognized national standing (or an Affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in either or both of clauses (i) and (2) having a rating of "A" or higher by S&P or "A2" or higher by Moody's; provided that at no time shall the obligation of any single obligor (other than those specified in clause (1) above) constitute more than 5% of the total assets of the Borrower and its Subsidiary.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, Governmental Authority or other entity of whatever nature.

         "Plan" means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any ERISA Affiliate or with respect to which Borrower or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

         "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit B hereto, to be delivered by Borrower under the terms of this Agreement.

         "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

         "Principal Office" means the then principal office of Lender, which is currently located at 300 First Stamford Place, Stamford, CT 06902.

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         "Prohibited Transaction" means any transaction prohibited under Section
406 of ERISA or Section 4975 of the Code.

         "Quarterly Date" means each March 31, June 30, September 30 and December 31 occurring on or after the Closing Date.

         "Quarterly Period" means each period from the day after a Quarterly Date to the next Quarterly Date.

         "Reinsurance Premium" has, with respect to each ABCIC-Lender Reinsurance Agreement, the same definition of such term as provided in the applicable ABCIC-Lender Reinsurance Agreement.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

         "Risk Based Capital" has the meaning specified in the Risk-Based Capital for Insurers Model Act as adopted by the Florida Department of Insurance.

         "SAP" means with respect to ABCIC, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which ABCIC is domiciled.

         "S&P" means Standard & Poor's Ratings Group, a division of the McGraw-Hill Corporation and its successors.

         "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of December 4, 1996 by and among the Borrower, Errol Bader, Lawrence J. Marchbanks, Frederick R. Prout, Daniel J. Webber and James L. Wilson and the Lender.

         "Security Agreement" means the Security Agreement substantially in the form of Exhibit C hereto, to be delivered by Borrower under the terms of this Agreement.

         "Series I Preferred Stock" means the Cumulative Convertible Preferred Stock, Series I, $.01 par value, of Borrower.

         "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person, (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Statutory Surplus" means, at any date, with respect to ABCIC, the surplus as regards policyholders of ABCIC (the total amount as would be shown on line 25, page 3, column 1 of a Benchmark Statement for ABCIC prepared as of such date), all as determined in accordance with SAP.

         "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

         "Term Loan" has the meaning specified in Section 2.01.

         "Term Loan Arrangement Fee" has the meaning specified in Section 2.04.

         "Term Loan Notes" has the meaning specified in Section 2.05.

         "URC" means Underwriter's Reinsurance Company.

         Section 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP, except as otherwise specifically provided herein. To enable the ready and consistent determination of compliance with the covenants set forth in Section 4 hereof, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

         References in the Annual Statements to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for 1995 Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1995 Annual Statement.

         Section 1.03. COMPUTATION OF TIME PERIODS. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

         Section 1.04. RULES OF CONSTRUCTION. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a Law includes any amendment or modification to such Law; (3) a reference to a Person includes its permitted successors and permitted assigns; and (4) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents.

         ARTICLE II. AMOUNT AND TERMS OF THE TERM LOAN

         Section 2.01. TERM LOAN. Subject to the terms and conditions of this Agreement, Lender agrees to make (a) a loan in the amount of Three Million Dollars ($3,000,000) (the "A Loan") and (b) a loan in the amount of Nine Hundred Twelve Thousand Nine Hundred Eight Dollars ($912,908) (the "B Loan" and, together with the A Loan, the "Term Loan") to Borrower on the Closing Date. In the event that Lender sells shares of Class B Common Stock to Borrower pursuant to Section 1.04(e) of the Securities Purchase Agreement, the outstanding principal amount of the B Loan will be automatically increased by an amount equal to the aggregate purchase price for such shares. Any principal amount of the Term Loan which is prepaid or repaid cannot be reborrowed.

         Section 2.02. DELIVERY OF TERM LOAN PROCEEDS. On the Closing Date and upon fulfillment of the applicable conditions set forth in this Agreement, Lender will make the Term Loan available to Borrower by wiring the amount thereof in immediately available funds to an account designated by the Borrower ("Deposit Account").

         Section 2.03. INTEREST. Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of (a) the A Loan at a rate per annum equal to ten percent (10%) and (b) the B Loan at a rate per annum equal to six percent (6%). Any principal amount and any interest not paid when due (at maturity, by acceleration or otherwise) and any fees and expenses not paid when due, shall bear interest thereafter, payable on demand, at a rate per annum equal to fourteen percent (14%), with respect to the A Loan (the "A Loan Default Rate") and 10%, with respect to the B Loan (the "B Loan Default Rate").

         Interest on the Term Loan shall not exceed the maximum amount permitted under applicable Law and shall be calculated on the basis of a year of three hundred sixty-five or three hundred sixty-six (365-366) days, as applicable, for the actual number of days elapsed.

         Accrued interest shall be due and payable on each Quarterly Date. Interest accruing at the A Loan Default Rate or B Loan Default Rate shall be due and payable on demand.

         Section 2.04. FEES. Borrower agrees to pay to Lender on the Closing Date an arrangement fee of Forty-Five Thousand Dollars ($45,000) plus such additional fees and expenses as set forth in a letter from Borrower to Lender dated November 15, 1996 ("Term Loan Arrangement Fee").

         Section 2.05. TERM LOAN NOTES. The A Loan shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower, in substantially the form of Exhibit A-1 hereto, duly completed, in the principal amount equal to the A Loan, dated the Closing Date, and payable to Lender (the "A Loan Note"). The B Loan shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower, in substantially the form of Exhibit A-2 hereto, duly completed, in the principal amount equal to the B Loan, dated the Closing Date, and payable to Lender (the "B Loan Note" and, together with the A Loan Note, the "Term Loan Notes"). Each Term Loan Note shall be repaid in full, together with unpaid accrued interest, on December 4, 2003 (the "Maturity Date").

         Section 2.06. OPTIONAL PREPAYMENTS. (a) Borrower may, upon at least five (5) Business Days' notice to Lender at any time on or after December 4, 2001, prepay the A Loan Note or the B Loan Note, in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, that each partial prepayment shall be in a principal amount of not less than One Hundred Thousand Dollars ($100,000). Such prepayments shall be applied as set forth in Section 2.10.

         (b) From and after the earlier of (i) the date of issuance of a final nonappealable order of the FDOI denying approval of the transactions contemplated by Section 1.04(a) of the Securities Purchase Agreement and (ii) March 4, 1997, in the event that the Second Closing (as defined in the Securities Purchase Agreement) has not occurred on or prior to such date, Borrower may, upon at least five (5) Business Days' notice to Lender, prepay the Term Loan Notes, in whole with accrued interest to the date of such prepayment on the amount prepaid, so long as simultaneously therewith, the Borrower has purchased the shares of Class B Common Stock owed by Lender in accordance with
Section 1.05 of the Securities Purchase Agreement. Such prepayments shall be applied as set forth in Section 2.10.

         Section 2.07. MANDATORY PREPAYMENTS. To the extent permitted by applicable Law, within five (5) Business Days after the receipt by Borrower, or its Subsidiary of any cash proceeds from any issuance or sale (other than any issuances or sales (x) by Borrower to or from its Subsidiary or (y) of ABCIC Preferred) of any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly know as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, Borrower shall prepay the Term Loan in an amount equal to one hundred percent (100%) of such cash proceeds, less the amount of any and all income taxes required to be paid by Borrower in connection with or as a result of such transaction. Such prepayments shall be applied as set forth in
Section 2.10.

         Section 2.08. USE OF PROCEEDS. The proceeds of the Term Loan shall be used by Borrower to repay outstanding amounts under an Amended and Restated Term Loan Agreement dated as of December 5, 1995 between the Borrower and Underwriters Reinsurance Company (the "Existing Loan Agreement"). Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G, T, U or X of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

         Section 2.09. METHOD OF PAYMENT. Borrower shall make each payment under this Agreement and under the Term Loan Notes by wire transfer not later than 3:00 P.M. (New York time) on the date when due in Dollars to Lender at the Principal Office in immediately available funds.

         Section 2.10. APPLICATION OF PAYMENTS. All payments received under this Agreement will be applied as follows: first, to fees, expenses or indemnity payments owed to the Lender, second, to accrued and unpaid interest on the A Loan and B Loan, pro rata, third, to the remaining outstanding principal amount of the B Loan and fourth, to the remaining outstanding principal amount of the A Loan.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under either Term Loan Note shall be stated to be due on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

         Section 2.11. TAXES. All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding any net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender by the United States or any state, local or foreign taxing authority (all such non- excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Lender hereunder or under the other Loan Documents, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

         Section 2.12. DISCHARGE OF B LOAN NOTE. In the event that the Second Closing (as defined in the Securities Purchase Agreement) occurs and Lender has delivered the B Loan Note to Borrower as partial consideration for the purchase of shares of Series I Preferred Stock pursuant to Section 1.04(a) of the Securities Purchase Agreement, the B Loan Note will be deemed cancelled and discharged in full.

                        ARTICLE III. CONDITIONS PRECEDENT

         Section 3.01. CONDITIONS PRECEDENT TO MAKING OF THE TERM LOAN. The obligation of Lender to make the Term Loan on the Closing Date is subject to the condition precedent that Lender shall have received on or before the Closing Date each of the following documents, in form and substance satisfactory to Lender and its counsel, and each of the following requirements shall have been fulfilled:

         (1) EVIDENCE OF DUE ORGANIZATION AND ALL CORPORATE ACTIONS BY BORROWER. A certificate of the Secretary or Assistant Secretary of Borrower (dated the Closing Date) attesting to the certificate of incorporation and by-laws of Borrower and all amendments thereto and to all corporate actions taken by Borrower, including resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents, and each other document to be delivered pursuant to the Loan Documents;

         (2) INCUMBENCY AND SIGNATURE CERTIFICATES OF BORROWER. A certificate of the Secretary or Assistant Secretary of Borrower (dated the Closing Date) certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party, and the other documents to be delivered pursuant to the Loan Documents;

         (3) GOOD STANDING CERTIFICATES. A Certificate (dated reasonably near the Closing Date) from the Secretary of State (or other appropriate official) of the jurisdiction of incorporation of each of Borrower and its Subsidiary certifying as to the due incorporation and good standing of each of Borrower and its Subsidiary and certificates (dated reasonably near the Closing Date) from the Secretary of State (or other appropriate official) of each other jurisdiction where each of Borrower and its Subsidiary is required to be qualified to conduct business, certifying that each of Borrower and its Subsidiary is duly qualified to do such business and is in good standing in such state;

         (4) TERM LOAN NOTES. Each Term Loan Note duly executed and delivered by Borrower;

         (5) PLEDGE AGREEMENT. The Pledge Agreement duly executed by Borrower, together with the certificates representing the shares pledged pursuant to the Pledge Agreement and undated stock powers executed in blank for each such certificate;

         (6) SECURITY AGREEMENT. The Security Agreement duly executed by Borrower together with (a) duly executed financing statements (UCC-1) to be filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Lender, desirable to perfect the security interest created by the Security Agreement; (b) duly executed copies of the financing statements (UCC-3) (including the termination statement of URC) to be filed under the Uniform Commercial Code of all jurisdictions necessary, or in the opinion of Lender, desirable to terminate any Liens in favor of any party other than Lender; and (c) Uniform Commercial Code searches identifying all of the financing statements on file with respect to such party in all jurisdictions referred to under (a), including the financing statements filed by Lender against such party, indicating that no party other than URC (with respect to Liens covered by the termination statement referred to above) and other than Lender claims an interest in any of the Collateral;

         (7) OPINION OF COUNSEL FOR BORROWER. A favorable opinion of Morgan, Lewis & Bockius LLP, counsel for Borrower and ABCIC (dated the Closing
     Date);

         (8) PAYMENT OF FEES. Payment in full of all fees required to be paid in accordance with the Loan Documents, including but not limited to the Term Loan Arrangement Fee;

         (9) OFFICER'S CERTIFICATE. The following statements shall be true and Lender shall have received a certificate signed by a duly authorized officer of Borrower (dated the Closing Date) stating that:

              (a) The representations and warranties contained in this Agreement and in each of the other Loan Documents are correct on and as of the date hereof as though made on and as of such date; and

              (b) No Default or Event of Default has occurred and is continuing or would result from the making of the A Loan or B Loan;

         (10) REPAYMENT OF EXISTING LOAN. Evidence satisfactory to the Lender that upon wiring of the proceeds of the Term Loan to the Deposit Account, the Existing Loan Agreement will be terminated and all amounts payable thereunder shall be paid in full;

         (11) LIEN SEARCHES. The results of lien searches against Borrower and ABCIC in the State of Florida with respect to filings regarding Liens, including tax Liens, shall have been received by Lender, and such results shall be satisfactory to Lender;

         (12) MANAGEMENT AGREEMENT. The delivery to Lender of a certified copy of the Management Agreement;

         (13) AGREEMENT AS TO REINSURANCE. The execution and delivery of the Agreement as to Reinsurance;

         (14) ABCIC-LENDER REINSURANCE AGREEMENTS. The execution and delivery of the ABCIC-Lender Reinsurance Agreements effective on January 1, 1997;

         (15) PURCHASE OF CLASS B COMMON STOCK. Borrower shall (x) execute and deliver the Securities Purchase Agreement, and (y) tender to Lender for purchase, subject only to payment of the purchase price set forth in the Securities Purchase Agreement, 87,092 shares of the Borrower's Class B Common Stock, $.01 par value ("Class B Common Stock"); and

         (16) ADDITIONAL DOCUMENTATION. Such other approvals, opinions or documents as Lender may reasonably request.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants that:

         Section 4.01. INCORPORATION, GOOD STANDING AND DUE QUALIFICATION. Borrower and its Subsidiary are duly incorporated, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation, have the corporate power and authority to own their assets and to transact the business in which they are now engaged or proposed to be engaged, and are duly qualified as foreign corporations and in good standing under the laws of each other jurisdiction in which such qualification is required, except to the extent that its failure to be so qualified could not result in a Material Adverse Change.

         Section 4.02. CORPORATE POWER AND AUTHORITY; NO CONFLICTS. Borrower has the power to execute, deliver and perform its obligations under each Loan Document, to borrow hereunder, to grant Liens pursuant to the Loan Documents and to deliver the Term Loan Notes. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not: (1) require any consent or approval of its stockholders; (2) contravene its certificate of incorporation or by-laws;
(3) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulations G, T, U and X of the Board of Governors), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or its Subsidiary;
(4) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or its Subsidiary is a party or by which it or its Subsidiary's properties may be bound or affected; (5) result in, or require, the creation or imposition of any Lien (other than as created under the Pledge Agreement and Security Agreement), upon or with respect to any material properties now owned or hereafter acquired by Borrower or its Subsidiary; or (6) cause Borrower or its Subsidiary to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 4.03. LEGALLY ENFORCEABLE AGREEMENTS. Each Loan Document to which Borrower is a party has been duly executed and delivered by Borrower and is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor's rights generally.

         Section 4.04. LITIGATION. There are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or its Subsidiary before any Governmental Authority or arbitrator, which could, in any one case or in the aggregate, result in a Material Adverse Change. Except for the litigation disclosed on
Schedule 4.04, there are no actions, suits or proceedings (private or governmental) pending or, to the knowledge of Borrower, threatened, against or affecting the Fund before any Governmental Authority or arbitrator, which could, in any one case or in the aggregate, result in a material adverse change in the status of the business, assets, liabilities, results of operation (financial or otherwise), property or prospects of the Fund.

         Section 4.05. FINANCIAL STATEMENTS. The balance sheets of ABCIC as of December 31, 1995, the related statement of operations, statement of changes in stockholders' equity, and statement of cash flows of ABCIC for the Fiscal Year then ended, and the accompanying footnotes, together, with the opinion thereon, dated March 20, 1996, of Schmidt, Raines, Trieste, Dickenson & Adams, P.L., independent certified public accountants, copies of which have been furnished to Lender, fairly present the financial condition of ABCIC as at such date and the results of the operations of ABCIC for the periods covered by such statements, all in accordance with GAAP consistently applied.

         The balance sheet of ABCIC as of September 30, 1996, the related statements of operations, and statement of cash flow, for the nine (9) month period then ended, and the accompanying footnotes, copies of which have been furnished to the Lender, fairly present the financial condition of ABCIC as of such dates and the results of the operations of ABCIC for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to normal year end adjustments).

         The statements of operations and the statements of cash flows of the Fund for the years ended December 31, 1995, 1994 and 1993 and the accompanying footnotes, together with the opinion thereon, dated March 20, 1996, of Schmidt, Raines, Trieste, Dickenson & Adams, P.L. independent certified public accountants, copies of which have been furnished to Lender, fairly present the results of the operations of the Fund for the periods covered by such statements, all in accordance with GAAP consistently applied.

         The balance sheet of Borrower as of September 30, 1996, copies of which have been furnished to Lender, fairly presents the financial condition of Borrower as of such date, all in accordance with GAAP consistently applied.

         Except for the litigation disclosed on Schedule 4.04, there are no liabilities of ABCIC, the Fund or Borrower, fixed or contingent, which are material but are not reflected in the most recent financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 1995. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower, ABCIC and the Fund to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and the Subsidiary to the Lender in connection with this Agreement and the other Loan Documents will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby.

         Since December 31, 1995, there has been no material adverse change in the status of the business, assets, liabilities, results of operations (financial or otherwise), property or prospects of Borrower or its Subsidiary or the Fund.

         Section 4.06. OWNERSHIP AND LIENS. Borrower and its Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 4.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by Borrower or its Subsidiary and none of its leasehold interests are subject to any Lien, except as may be permitted under this Agreement. The Fund does not own or otherwise have any interest in any properties or assets, real or personal.

         Section 4.07. TAXES. The Borrower and its Subsidiary are members of an affiliated group of corporations filing separate returns for Federal income tax purposes. The Borrower and its Subsidiary have filed all Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or its Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiary in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. The Borrower has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions. The Fund has filed all tax returns and reports (federal, state, local and foreign) required to be filed and has paid all taxes, assessments and governmental charges and levies reported thereon to be due, including interest and penalties.

         Section 4.08. ERISA. Each Plan is administered in compliance in all material respects with its terms and all applicable provisions of ERISA and the Code. No Plan is subject to Title IV of ERISA; neither Borrower nor any other Person, including any fiduciary, has engaged in any Prohibited Transaction which could subject Borrower or its Subsidiary, or any entity which they have an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA; no Plan has been terminated and, to the best knowledge of the Borrower, no notice of intent to terminate a Plan has been filed which, as a result thereof could result in liability to Borrower or its Subsidiary; no Plan is a Multiemployer Plan and neither Borrower nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan which, as a result thereof could result in liability to Borrower or its Subsidiary, or incurred liability with respect to
Section 515 of ERISA; Borrower has met the applicable minimum funding requirements under ERISA with respect to all of its Plans and there has been no material failure on the part of the Borrower's ERISA Affiliates to meet such requirements; a favorable determination letter from the IRS has been received with respect to each Plan intended to be qualified under Section 401(a) or 401(k) of the Code and nothing has occurred which could adversely affect such determination; there are no Liens outstanding or given in connection with a Plan; and neither Borrower nor any ERISA Affiliate has liability for retiree medical, life insurance or other death benefits (contingent or otherwise).

         Section 4.09. OPERATION OF BUSINESS. Borrower and its Subsidiary possess all licenses, permits, franchises, and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, and neither Borrower nor its Subsidiary is in violation of any valid rights of others with respect to any of the foregoing, except to the extent such failure or violation could not result in a Material Adverse Change. No licenses or permits are necessary or required in order for the Fund to wind down its business.

         Section 4.10. NO DEFAULT ON OUTSTANDING JUDGMENTS OR ORDERS. Borrower and its Subsidiary each has satisfied all judgments and neither Borrower nor its Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         The Fund has satisfied all judgments and the Fund is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 4.11. NO DEFAULTS ON OTHER AGREEMENTS. Neither Borrower nor its Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement, including, without limitation, any undertaking with any state insurance department or other Governmental Authority, or instrument or subject to any certificate of incorporation or corporate restriction the compliance with which could result in a Material Adverse Change. Neither Borrower nor its Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill could result in a Material Adverse Change.

         Section 4.12. SUBSIDIARIES. The only Subsidiary of Borrower is ABCIC. ABCIC does not have any Subsidiaries. All of the outstanding capital stock of ABCIC has been validly issued, is fully paid and nonassessable, and, except for the ABCIC Preferred, is owned by Borrower free and clear of Liens.

         Section 4.13. NO RESTRICTION ON TRANSFERS. There are no restrictions on Borrower or its Subsidiary which prohibit or otherwise restrict the transfer of cash or other assets owned by its Subsidiary to Borrower, other than prohibitions or restrictions existing under or by reason of this Agreement or the other Loan Documents or the Law.

         Section 4.14. GOVERNMENTAL REGULATION. (a) Neither the Borrower nor its Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (b) Neither the Borrower nor its Subsidiary is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.15. PARTNERSHIPS. Neither Borrower nor its Subsidiary is a partner of any partnership or a member of any entity taxed as a partnership.

         Section 4.16. ENVIRONMENTAL PROTECTION. Borrower and its Subsidiary have all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization could not result in a Material Adverse Change. As of the date hereof, neither Borrower nor its Subsidiary is required to obtain any permits, licenses, or other authorizations under any Environmental Law. Each of such permits, licenses and other authorizations is in full force and effect and borrower and its Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not result in a Material Adverse Change. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by an governmental or other entity with respect to any alleged failure by the Borrower or its Subsidiary to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or its Subsidiary.

         Section 4.17. SOLVENCY. Borrower and its Subsidiary each are Solvent.

         Section 4.18. GOVERNMENTAL APPROVALS. No Governmental Approval is required to authorize or is required in connection with (i) the execution, delivery and performance of this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (ii) the legality, validity, binding effect or enforceability of this Agreement or any other Loan Document, except for compliance with Section 628.461 of the Florida Statutes.

         Section 4.19. MATERIAL AGREEMENTS AND LIENS.

         (a) Neither Borrower nor its Subsidiary is a party to any credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or its Subsidiary the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000.

         (b) There is no outstanding Lien securing Debt of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Borrower or its Subsidiary.

         Section 4.20. CAPITALIZATION. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 26,000,000 shares consisting of (i) 15,000,000 shares of common stock, par value $.01 per share ("Common Stock"), of which 102,501 shares are duly and validly issued and outstanding (and no shares of which are held in treasury), each of which shares is fully paid and nonassessable, (ii) 1,000,000 shares of Class B Common Stock, none of which has ever been issued and (iii) 10,000,000 shares of preferred stock, par value $.01 per share, 2,912,908 shares of which have been designated Cumulative Convertible Preferred Stock, Series I, none of which has ever been issued. As of the date hereof such issued and outstanding shares of common stock are owned beneficially and of record as set forth on Schedule 4.20. As of the date hereof, except as set forth on Schedule 4.20, there are no outstanding Equity Rights with respect to the Borrower and there are no outstanding obligations of the Borrower or its Subsidiary to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or its Subsidiary to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or its Subsidiary.

         Section 4.21. NO BROKERS OR FINDERS. The Borrower and its Subsidiary have not engaged any broker or finder in connection with the transactions contemplated hereby, other than Pegasus Advisors, Inc., which acted solely as a reinsurance intermediary.

                        ARTICLE V. AFFIRMATIVE COVENANTS

         So long as the A Loan or B Loan shall remain unpaid, or any other amount is owing by Borrower to Lender hereunder or under any other Loan Document, Borrower shall:

         Section 5.01. MAINTENANCE OF EXISTENCE. Preserve and maintain, and cause its Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, maintain its licenses in its jurisdiction of incorporation and in each other jurisdiction where any such license is required for the conduct of its business, except to the extent that its failure to so qualify or maintain such licenses could not result in a Material Adverse Change.

         Section 5.02. CONDUCT OF BUSINESS. Cause its Subsidiary to continue to engage in an efficient and economical manner in the Insurance Business.

         Section 5.03. MAINTENANCE OF PROPERTIES. Maintain, keep and preserve, and cause its Subsidiary to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.04. MAINTENANCE OF RECORDS. Keep, and cause its Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP and, as applicable, SAP, reflecting all of its and their respective financial transactions.

         Section 5.05. MAINTENANCE OF INSURANCE. Maintain, and cause its Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and such other insurance as is reasonably required by the Lender.

         Section 5.06. COMPLIANCE WITH LAWS. Comply, and cause its Subsidiary to comply, in all respects with all applicable Laws (including without limitation all Laws pertaining to the regulation of entities engaged in the Insurance Business), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except (1) in the case of the failure to pay taxes, such taxes which are the subject of a Good Faith Contest, and (2) to the extent that its failure to so comply could not result in a Material Adverse Change.

         Section 5.07. RIGHT OF INSPECTION. During normal business hours and upon reasonable notice, permit Lender or any agent or representative thereof, to examine or make copies and abstracts from the records and books of account of, and visit the properties of, Borrower or its Subsidiary, and to discuss the affairs, finances and accounts of Borrower or its Subsidiary with any of their respective officers and directors and independent accountants.

         Section 5.08. REPORTING REQUIREMENTS. Furnish to Lender:

         (1) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrower, (a) the consolidated balance sheet of the Borrower and its Consolidated Subsidiary as at the end of such Fiscal Year and the related consolidated statements of income, of stockholders' equity and of cash flows for such Fiscal Year, (b) the balance sheet of the Borrower (on a stand alone basis) as at the end of such Fiscal Year and the related statements of income, of stockholder's equity and of cash flows for such Fiscal Year, and (c) the consolidating balance sheet of the Borrower and its Consolidated Subsidiary as at the end of such Fiscal Year and the related consolidating statements of income, of stockholders' equity and of cash flows for such Fiscal Year; in each case prepared in accordance with GAAP consistently applied and setting forth comparative figures for the preceding Fiscal Year, and, in the case of such consolidated financial statements, examined by Schmidt, Raines, Trieste, Dickenson & Adams, P.L. or another firm of independent certified public accountants satisfactory to Lender whose opinion shall not be qualified as to the scope of audit or as to the status of Borrower or of its Consolidated Subsidiary as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of business of Borrower and its Subsidiary, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

         As soon as available and in any event (a) within ninety (90) days after the close of each Fiscal Year of ABCIC, the Annual Statement of ABCIC for such Fiscal

     Year as filed with the insurance commissioner (or similar authority) in ABCIC's state of domicile, together with within ninety (90) days after the close of each Fiscal Year of ABCIC, the opinion thereof of the Chief Financial officer of Borrower stating that such Annual Statement presents the financial condition and results of operations of ABCIC in accordance with SAP, (b) within thirty (30) days of a receipt of an actuarial report but in no event later than one hundred fifty (150) days after the close of each Fiscal Year of ABCIC, the opinion of Schmidt, Raines, Trieste, Dickenson & Adams, P.L. or another firm of certified public accountants satisfactory to Lender, who shall have examined such Annual Statement and whose opinion shall not be qualified as to the scope of audit or as to the status of ABCIC as a going concern.

         (2) UARTERLY FINANCIAL STATEMENTS. (i) As soon as available and in any event within fifty-five (55) days after the close of each of the first three Fiscal Quarters in each Fiscal Year of Borrower, (a) the consolidated balance sheet of the Borrower and its Consolidated Subsidiary as at the end of such Fiscal Quarter and the related consolidated statements of income, of stockholders' equity and of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, (b) the balance sheet of Borrower (on a stand alone basis) as at the end of such Fiscal Quarter and the related statements of income, of stockholder's equity and of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter and (c) the consolidating balance sheet of the Borrower and its Consolidated Subsidiary as at the end of such Fiscal Quarter and the related consolidating statements of income, of stockholder's equity and of cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of the Fiscal Quarter; in each case prepared in accordance with GAAP consistently applied and setting forth comparative figures for the related periods in the prior Fiscal Year, and all of which shall be certified by the Chief Financial Officer of Borrower, subject to changes resulting from normal year-end audit adjustments.

         As soon as available and in any event within (a) fifty-five (55) days after the close of each of the first three Fiscal Quarters in each Fiscal Year of ABCIC, quarterly financial statements of ABCIC (prepared in accordance with SAP) for such Fiscal Quarter and as filed with the insurance commissioner (or similar authority) in ABCIC's state of domicile, together with the opinion thereon of the Chief Financial Officer of Borrower stating that such financial statements present the financial condition and results of operations of ABCIC in accordance with SAP and (b) a certificate of the Chief Financial Officer of ABCIC affirming the adequacy of Loss Reserves of ABCIC as at the end of such Fiscal Quarter (as shown on its financial statements prepared in accordance with SAP).

         (3) Borrower will furnish to Lender, at the time it furnishes each set of financial statements pursuant to paragraph (1) and (2) of this Section 5.08, a certificate of the Chief Financial Officer of Borrower, setting forth in reasonable detail the computations necessary to determine whether Borrower and its Subsidiary are in compliance with Article VII as of the end of the respective quarterly fiscal period or fiscal year.

         (4) REPORTS AND MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports, including but not limited to internal control reports, or management letters submitted to Borrower or ABCIC by independent certified public accountants in connection with the examination of the financial statements of the Borrower and its Consolidated Subsidiary made by such accountants.

         (5) CERTIFICATE OF NO DEFAULT. Within sixty (60) days after the end of each Fiscal Quarter of Borrower, a certificate of the Chief Financial Officer of Borrower (a) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the covenants contained in
     Article VII.

         (6) SEC AND OTHER REPORTS. Promptly upon their becoming publicly available, a copy of each report (including Forms 8-K, 10-K and 10-Q) or other document, proxy statement and registration statement or prospectus relating to securities of the Borrower or ABCIC filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agency.

         (7) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting Borrower or its Consolidated Subsidiary which, if determined adversely to Borrower or its Consolidated Subsidiary, could result in a material Adverse Change.

         (8) NOTICES OF DEFAULTS AND EVENTS OF DEFAULT. As soon as possible and in any event within five (5) Business Days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by Borrower with respect thereto.

         (9) ERISA REPORTS. As soon as possible and in any event within ten (10) days after Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan or that a Prohibited Transaction has occurred resulting in material liability to Borrower or its Subsidiary or to any entity which they have an obligation to indemnify or that the PBGC or Borrower or its Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan or that Borrower or its Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
     Section 4245
     of ERISA) or is terminating, or that a plan intended to qualify under
     Section 401(a) or 401(k) of the Code fails to so qualify or that the waiver of the minimum funding standard under Section 412 of the Code has been applied for with respect to a Plan or that there has been a material failure to make a required payment or contribution to any Plan or that a Plan has been amended which has resulted or would result in the imposition of a Lien or requires the granting of a Lien, Borrower will deliver to Lender a certificate of the Chief Financial Officer of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or appointment or withdrawal or reorganization or insolvency or qualification failure or waiver or payment or contribution failure or amendment and the action Borrower proposes to take with respect thereto.

         (10) REPORTS TO OTHER CREDITORS. Promptly after the furnishing thereof, copies of any statement or report furnished by Borrower or its Subsidiary to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender under this Agreement.

         (11) STRATEGIC AND BUSINESS PLAN. As soon as possible and in any event no later than December 1 in each year, commencing December 1, 1997, a copy of a three (3) year strategic and business plan, detailed on a quarterly basis for the first year of the plan and on an annual basis for the remaining years of the plan, and such plan shall include balance sheets, income statements, cash flow statements, operating budgets, staffing and investment strategy (quality, maturity, duration, taxable/tax exempt by asset sector, compilation, strategy, classes of business, and so forth). On or about each August 1, a copy of any and all revisions to the then current strategic and business plan. As soon as available and in any event within thirty (30) days of delivery of each strategic and business plan and revision thereof, copies of the resolutions of the board of directors of Borrower approving such plans or revisions. Any material changes made to the plan during the year will be provided by Borrower as soon as possible. Lender acknowledges that Borrower has delivered to Lender a strategic and business plan for the three (3) year period commencing January 1, 1997.

         (12) INSURANCE. Upon the occurrence of any casualty, damage or loss, whether or not giving rise to a claim under any insurance policy insuring Borrower or its Subsidiary (other than an insurance policy issued by ABCIC to Persons other than Borrower or its Subsidiary in the ordinary course of ABCIC's business), in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), notice thereof, together with copies of any document relating thereto (including copies of any such claim) in possession or control of Borrower or any agent of Borrower; and immediately after the occurrence thereof, written notice of any cancellation of any insurance policy required to be maintained by Borrower or its Subsidiary pursuant to
     Section 5.05.

         (13) MATERIAL ADVERSE CHANGE. As soon as possible and in any event within five (5) Business Days after the occurrence of any event or circumstance which could result in or has resulted in a Material Adverse Change, written notice thereof.

         (14) ENVIRONMENTAL NOTICES. As soon as practicable and in any event within ten (10) Business Days after receipt, copies of all Environmental Notices received by Borrower.

         (15) LOSS RESERVE REPORT. Within one hundred twenty (120) days after the close of each Fiscal Year of ABCIC, a report, including a written review of and favorable opinion on methodology and assumptions, prepared by an Independent Actuary reviewing the adequacy of Loss Reserves of ABCIC, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of ABCIC in the possession of or available to the Borrower or ABCIC.

         Upon the occurrence thereof, a notice from the Chief Financial Officer of the Borrower of any event which could cause an increase or decrease of the Loss Reserves of ABCIC of more than ten percent (10%) from the amount thereof reflected in the most recent annual or quarterly statutory financial statements of ABCIC delivered pursuant to this Section.

         (16) REGULATORY AND OTHER STATEMENTS AND REPORTS. Promptly (a) after their becoming available, copies of any statutory financial statements that the Borrower or ABCIC periodically files with the Applicable Insurance Regulatory Authority of the state in which it is domiciled or any state in which it is deemed to be commercially domiciled or any governmental agency or agencies substituted therefor (including all exhibits and schedules thereto), (b) after receipt thereof, copies of all regular and periodic reports of reviews or examinations (including, without limitation, triennial examinations and risk adjusted capital reports) of ABCIC, delivered to ABCIC in draft or final form by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority,
     (c) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority, or any governmental agency or agencies substituted therefor, as to a violation of any requirement of Law by ABCIC, (d) after receipt thereof, a copy of the final report to ABCIC from the NAIC for each Fiscal Year, as to ABCIC's compliance or noncompliance with each of the NAIC Tests, (e) after receipt thereof, a copy of A.M. Best's rating analysis for each Fiscal Year, (f) not later than seven (7) days after the making of any such filing, copies of all insurance holding company system act filings with governmental authorities by ABCIC, including, without limitation, filings which seek approval of governmental authorities with respect to transactions between ABCIC and any of its Affiliates, (g) within five (5) Business Days after receipt thereof, copies of any notice of actual suspension, termination, revocation or limitation of any license of ABCIC by any Applicable Insurance Regulatory Authority, including any request by an

     Applicable Insurance Regulatory Authority which commits ABCIC to take or refrain from taking any action or which otherwise affects the authority of ABCIC to conduct its business (h) after Borrower has reason to believe that ABCIC is or may be deemed to be "commercially domiciled" (or the substantial equivalent) in a state other than its state of domicile, under the insurance Law of such state, notice to that effect identifying the applicable state, and in any event within five (5) Business Days after Borrower or ABCIC obtains knowledge thereof, notice of any actual changes in the insurance laws enacted in any state in which ABCIC is domiciled which could cause a Material Adverse Change.

         (17) RISK BASED CAPITAL. As soon as available and in any event within the time period required by the National Association of Insurance Commissioners, a calculation of ABCIC's Risk Based Capital as of the end of each Fiscal Year.

         (18) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of Borrower or its Subsidiary as Lender may from time to time reasonably request.

         Section 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause its Subsidiary to comply, in all respects with all applicable Environmental Laws where the failure to comply could result in a Material Adverse Effect and immediately pay or cause to be paid, and cause its Subsidiary to immediately pay or cause to be paid, all costs and expenses incurred in connection with such compliance.

         Section 5.10. INDEPENDENT ACTUARY. Cause its Subsidiary to cause the Independent Actuary to make a determination of the Loss Reserves of ABCIC as of each December 31st.

         Section 5.11. USE OF PROCEEDS. The Borrower will use the proceeds of the Term Loan solely to repay amounts outstanding under the Existing Loan Agreement; PROVIDED that the Lender shall not have any responsibility as to the use of any of such proceeds.

         Section 5.12. DIVIDENDS TO BORROWER. At the request of the Lender, ABCIC shall pay a dividend to the Borrower in an amount necessary to ensure timely payment of interest and principal under each of the A Loan and B Loan, subject to any limitations imposed by applicable law and the rules and regulations of the Florida Department of Insurance ("FDOI") relating to dividends by insurance companies.

                         ARTICLE VI. NEGATIVE COVENANTS

         So long as the A Loan Note or B Loan Note shall remain unpaid, or any other amount is owing by Borrower to Lender hereunder or under any other Loan Document, Borrower shall not and shall not permit its Subsidiary to:

         Section 6.01. DEBT. Create, incur, assume or suffer to exist, or permit Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

         (1) Debt of Borrower under this Agreement, the A Loan Note, B Loan Note or any other Loan Document;

         (2) Accounts payable to any Person, and not overdue by more than forty-five (45) days (unless the subject of a Good Faith Contest), for goods and services supplied to Borrower or its Subsidiary by such Person in the ordinary course of business;

         (3) Debt secured by purchase money Liens permitted by Section 6.03(8);

         (4) Guaranties permitted under Section 6.02; and

         (5) Debt, in form and substance, and containing such provisions, including subordination provisions, satisfactory to the Lender, the net proceeds of which Debt are used solely to repay the Term Loan or redeem the preferred stock held by the Lender.

         Section 6.02. GUARANTIES. Assume, guarantee, endorse, or furnish funds for the payment or maintenance of, or otherwise be or become contingently liable under or with respect to, the Debt, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the stock or equity interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or agree to assure a creditor against loss, including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, or permit its Subsidiary to do so, except (1) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (2) for the obligations of ABCIC under insurance policies issued and reinsurance agreements entered into in the ordinary course of business consistent with the terms of this Agreement.

         Section 6.03. LIENS. Create, incur, assume or suffer to exist, or permit its Subsidiary to create, assume, or suffer to exist, any Lien, upon or with respect to any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except:

         (1) Liens granted to Lender under and pursuant to the Loan Documents;

         (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are the subject of a Good Faith Contest;

         (3) Liens imposed by Law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days, or which are the subject of a Good Faith Contest;

         (4) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (5) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (6) judgment and other similar Liens arising in connection with court proceedings; provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest;

         (7) easements, rights-of-way, restrictions, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or its Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (8) purchase money Liens on any real property, fixtures or equipment hereafter acquired or the assumption of any Lien on real property, fixtures or equipment existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that:

         (a) any property subject to any of the foregoing is acquired by Borrower or its Subsidiary in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

         (b) the Debt secured by any Lien so created, assumed or existing shall not exceed eighty-five percent (85%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby;

         (c) each such Lien shall attach only to the property so acquired and fixed improvements thereon;

         (d) the aggregate amount of all such Debt secured by all such Liens at any time shall be equal to or less than Two Hundred Fifty Thousand Dollars ($250,000); and

         (9) in the case of ABCIC, deposits of cash or securities with or on behalf of state insurance departments.

         Section 6.04. SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of, or permit its Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets, except for: (1) cash and investment securities disposed of for purposes of reinvestment or to pay claims, taxes and expenses in the ordinary course of business or, in the case of ABCIC, to pay a dividend; or (2) the sale or other disposition of tangible personal property which has become economically obsolete or which has been replaced.

         Section 6.05. TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit its Subsidiary to, directly or indirectly: (a) make any investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with or purchase or acquire property from an Affiliate; (d) make any contribution towards, or reimbursement for, any Federal income taxes payable by its Subsidiary in respect of income of the Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate), except (1) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or its Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or its Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or its Subsidiary, as the case may be and (2) under and pursuant to the terms of the Management Agreement.

         Section 6.06. MERGERS. (x) Enter into a merger or consolidate with, wind up, liquidate or dissolve its affairs, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or (y) acquire (whether by purchase, lease or otherwise) any of the assets or the business of any Person (or enter into any agreement to do any of the foregoing) (other than in the ordinary course of business), or permit its Subsidiary to do any of the foregoing.

         Section 6.07. LEASES. Create, incur, assume, or suffer to exist, or permit its Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property except: (1) Capital Leases permitted under Section 6.03(8), and (2) in addition to leases permitted under exception (1), leases that do not in the aggregate require Borrower and its Subsidiary to make payments (including taxes, insurance, maintenance, and similar expenses which Borrower or its Subsidiary is required to pay under the terms of the lease) in any Fiscal Year in excess of one percent (1%) of direct earned normal premium.

         Section 6.08. DIVIDENDS. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of Borrower or its Subsidiary now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or in obligations of Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock.

         Permit its Subsidiary to declare or pay any dividends other than dividends on the ABCIC Preferred; or purchase, redeem, retire, or otherwise acquire for value any of the capital stock or securities convertible into capital stock of Borrower or such Subsidiary now or hereafter outstanding (other than ABCIC Preferred reacquired on foreclosure which were pledged to secure premium payments); or make any distribution of assets, or in obligations of Subsidiary, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock, except Subsidiary can declare and pay dividends on its common stock.

         Create or otherwise cause or suffer to exist, or permit its Subsidiary to create or otherwise cause or suffer to exist, any encumbrance or restriction which prohibits or otherwise restricts the ability of its Subsidiary to (1) pay dividends or make other distributions or pay any Debt owed to Borrower, (2) make loans or advances to Borrower, (3) transfer any of its properties or assets to Borrower or (4) guarantee the obligations of Borrower under this Agreement and the other Loan Documents and/or secure such guarantee with its assets, other than prohibitions or restrictions existing under or by reason of (1) this Agreement, the other Loan Documents, (2) the Law, (3) the terms of the ABCIC Preferred.

         Section 6.09. INVESTMENTS. Permit its Subsidiary to make any Investment, except for Permitted Investments managed by a nationally recognized investment advisor with assets under management in excess of $1 billion or other investment advisor reasonably acceptable to Lender.

         Section 6.10. CHANGES, AMENDMENTS OR MODIFICATIONS. Change, amend, modify or supplement any of the following: (1) its certificate of incorporation or (2) its by-laws.

         Section 6.11. CHANGES IN BUSINESS. Engage in any business other than
(1) the ownership of the capital stock of ABCIC, (2) provisions of management services to ABCIC pursuant to the Management Agreement, and (3) entering into and performing its obligations under this Agreement and the other Loan Documents, or permit ABCIC to engage in any business other than the Insurance Business.

         Section 6.12. SUBSIDIARIES. Sell or otherwise dispose of (including the granting of any security interest in) any shares of capital stock of its Subsidiary other than pursuant to the Pledge Agreement. The Borrower will at no time have any Subsidiaries other than ABCIC and ABCIC will at no time have any Subsidiaries.

         Section 6.13. ISSUANCE OF STOCK. Issue or permit its Subsidiary to issue, additional shares of capital stock, except (1) the minimum number of directors' qualifying shares required by Law, (2) Borrower may issue shares of its common stock if the proceeds thereof are used to prepay the Term Loan in accordance with the provisions of Section 2.07, (3) ABCIC may issue shares of the ABCIC Preferred or other series of preferred stock (i) having terms (including, without limitation, dividend rate and conversion rate) substantially similar to the ABCIC Preferred or (ii) having a dividend rate no greater than, and a conversion rate no lesser than, the ABCIC Preferred, to its policy holders and sales agents, (4) upon exercise of any of the stock options set forth in
Schedule 6.13 hereto, (5) upon conversion of any shares of Series I Preferred Stock or (6) at the closing of any underwritten public offering permitted under
Section 4.08 of the Securities Purchase Agreement.

         Section 6.14. MANAGEMENT AGREEMENT. Terminate the Management Agreement without the Lender's approval. Payments under the Management Agreement shall be used by the Borrower solely for ordinary and customary operating expenses of the Borrower and its Subsidiary, payment (including prepayment) of the Term Loan and payment or redemption of the preferred stock of the Borrower held by the Lender. The Borrower shall promptly furnish to the Lender copies of all modifications, supplements and waivers relating to the Management Agreement.

         Section 6.15. LIMITATION ON DIRECTORS FEES AND MANAGEMENT SALARIES. ABCIC shall not pay any compensation to any of its directors or executive officers. The Borrower shall pay directors' and executive officers' compensation in amounts not in excess of the amounts set forth in the Prospectus relating to the issuance of 1,000,000 shares of ABCIC Preferred, under captions "Compensation of Directors" and "Executive Compensation".

                        ARTICLE VII. FINANCIAL COVENANTS

         So long as the A Loan Note or B Loan Note shall remain unpaid, or any other amount is owing by Borrower to Lender hereunder or under the other Loan
Documents:

         Section 7.01. CONSOLIDATED NET WORTH. Borrower and its Consolidated Subsidiary shall have at all times Consolidated Net Worth of not less than Two Million Dollars ($2,000,000) or, in the event the Second Closing has not occurred on or prior to March 4, 1997, then following such date, One Million Five Hundred Thousand Dollars ($1,500,000).

         Section 7.02. ABCIC'S STATUTORY SURPLUS. Borrower will not permit the Statutory Surplus of ABCIC at any time to be less than the greater of (1) Four Million Dollars ($4,000,000), or (2) the minimum Statutory Surplus required by the Florida Insurance Department PLUS Five Hundred Thousand Dollars ($500,000); PROVIDED, that in the event the Second Closing has not occurred on or prior to March 4, 1997, then following such date, Borrower will not permit the Statutory Surplus of ABCIC at any time to be less than the greater of (1) Four Million Dollars ($4,000,000), or (2) the minimum Statutory Surplus required by the Florida Insurance Department.

         Section 7.03. LOSS RESERVES. On each Quarterly Date, commencing with December 31, 1996, Borrower will not permit the Loss Reserves of ABCIC to be outside the actuarial range determined annually by an Independent Actuary. To illustrate, if the Loss Reserve is determined by the Independent Actuary for December 31, 1996 then such Reserve will be used to determine compliance with this provision as of December 31, 1995. if such Loss Reserve is not redetermined by the Independent Actuary until December 31, 1997 then the Loss Reserve for December 31, 1996 will be used to determine compliance with this covenant for the Quarterly Dates of March 31, 1997, June 30, 1997 and September 30, 1997.

         Section 7.04. RISK BASED CAPITAL RATIO. The Borrower will not permit the Risk-Based Capital Ratio of ABCIC at any time to be less than one hundred twenty percent (120%) of the Company Action Level Risk Based Capital Ratio as determined by the Florida Department of Insurance.

         Section 7.05. NET PREMIUMS WRITTEN RATIO. During each Quarterly Period, commencing with the Quarterly Period from January 1, 1997 to March 31, 1997, Borrower will not permit the result of ABCIC's annualized Net Premiums Written during such period to exceed three hundred twenty percent (320%) of the Statutory Surplus of ABCIC as of the last day of such Quarterly Period.

         Section 7.06. DEBT TO EQUITY RATIO. Borrower will maintain the ratio of
(x) outstanding Debt to Lender hereunder to (y) Consolidated Net Worth PLUS outstanding Debt to Lender hereunder at no greater than the respective amounts for the periods set forth below:

                          PERIOD                             AMOUNT
                          ------                             ------
                  From the closing date                      3:7.00
                    to December 31, 1998

                  From January 1, 1999 to                    3:8.04
                    December 31, 1999

                  From January 1, 2000 to                    3:8.33
                    December 31, 2000

                  From January 1, 2001 and                   3:9.23;
                    all years thereafter

PROVIDED, that in the event the Second Closing has not occurred on or prior to March 4, 1997, then following such date, Borrower will maintain such ratio at no greater than the respective amounts for the periods set forth below:

                          PERIOD                         AMOUNT
                          ------                         ------
                  From the closing date                  4:5.20
                    to December 31, 1998

                  From January 1, 1999 to                4:5.70
                    December 31, 1999

                  From January 1, 2000 to                4:6.50
                    December 31, 2000

                  From January 1, 2001 and               4:8.00;
                    all years thereafter

         Section 7.07. TIG INTEREST COVERAGE RATIO. Borrower will not permit the ratio of (x) EBITDA to (y) interest payable under this Agreement to be less than the respective ratio (calculated as of the end of any fiscal quarter) for the years set forth below:

                             YEAR                        RATIO
                             ----                        -----

                             1999                        3.00:1

                             2000                        5.00:1

                             2001 and all years          7.25:1;
                                  thereafter

PROVIDED, that in the event the Second Closing has not occurred on or prior to March 4, 1997, then following such date, Borrower will not permit such ratio to be less than the respective ratio (calculated as of the end of any fiscal quarter) for the years set forth below:

                             YEAR                        RATIO
                             ----                        -----
                             1999                        2.50:1

                             2000                        4.50:1

                             2001 and all years          6.75:1
                                  thereafter

                         ARTICLE VIII. EVENTS OF DEFAULT

         Section 8.01. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

         (1) Borrower shall: (a) fail to pay the principal of or interest on either of the A Loan Note or B Loan Note as and when due and payable; or (b) fail to pay within ten (10) days after the request for payment is made any fees or expenses required to be paid under the terms of any of the Loan Documents;

         (2) any representation or warranty made by Borrower in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect on or as of the date made;

         (3) Borrower shall fail to perform or observe any other term, covenant or agreement contained in Article VI on its part to be performed or observed; or Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII and such failure shall remain unremedied for ninety
(90) days after the giving of notice thereof by Lender; or the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any Loan Document (other than obligations specifically referred to elsewhere in this Section 8.01) to which it is a party on its part to be performed or observed and such failure shall remain unremedied for thirty
(30) days after the giving of notice thereof by Lender;

         (4) Borrower or its Subsidiary shall: (a) fail to pay all or any portion of a Debt (other than the payment obligations described in (1) above or any trade obligations which are the subject of a Good Faith Contest) of the Borrower or Subsidiary when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any of the Debt described in the immediately preceding clause (a), when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both, of the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (c) fail to redeem any of its Series I Preferred Stock at any time that such redemption is required pursuant to the terms thereof;

         (5) Borrower or its Subsidiary: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under, or file any petition seeking to take advantage of any bankruptcy, reorganization, arrangement, readjustment of debt, rehabilitation, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver, rehabilitator, liquidator or trustee for all or any substantial part of its property; or (f) shall suffer any such custodianship, receivership, rehabilitation, liquidation or trusteeship to continue undischarged for a period of sixty (60) days or more; or take any corporate action for the purpose of effecting any of clauses (a), (b), (c) or
(e);

         (6) one or more judgments, decrees or orders for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered against Borrower or its Subsidiary, and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (7) any of the following events shall occur or exist with respect to Borrower or its Subsidiary or any ERISA Affiliate: (a) any Prohibited Transaction which could subject Borrower or its Subsidiary, or any entity which they have an obligation to indemnify, to any tax or penalty imposed under
Section 4975 of the Code or Section 502(i) of ERISA; (b) any Reportable Event shall occur with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance exists which might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization (within the meaning of Section 4241 of ERISA), insolvency (within the meaning of Section 4245 of ERISA), or termination of any Multiemployer Plan;
(f) (within the meaning of Section 4241 of ERISA) an accumulated funding deficiency (as defined in Section 302 of ERISA or section 412 of the Code) exists with respect to a Plan, whether or not waived; (g) the imposition of liability to enforce Section 515 of ERISA; (h) the failure of a Plan intended to qualify under Section 401(a) or 401(k) of the Code to so qualify; (i) a Lien arises or is given in connection with a Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Lender subject Borrower or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or could reasonably be expected to exceed Fifty Thousand Dollars ($50,000);

         (8) the Pledge Agreement shall at any time and for any reason cease:
(a) to create a valid and perfected first priority Lien in and to the property purported to be subject to the Pledge Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Pledge Agreement, or Borrower shall fail to perform any of its obligations under the Pledge Agreement; or any Lien under the Pledge Agreement shall at any time and for any reason cease to be a first priority Lien on the property subject to such Lien;

         (9) the Security Agreement shall at any time and for any reason cease:
(a) to create a valid and perfected first priority Lien in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under the Security Agreement, or Borrower shall fail to perform any of its obligations under the Security Agreement; or any Lien under the Security Agreement shall at any time and for any reason cease to be a perfected Lien on the property subject to such Lien;

         (10) any two of James Nau, Errol Bader, Frederick R. Prout or Lawrence Marchbanks shall cease to be actively engaged in the management of the affairs of the Borrower or its Subsidiary, respectively, in their respective capacities as President, ABCIC; President, Borrower; Director of and consultant to Borrower and ABCIC; and Chairman of the Board of and legal counsel to Borrower and ABCIC, unless within ninety (90) days of such event Borrower hires or promotes a Person with the skills and abilities to perform the functions previously performed by such Person, and such Person is approved by the Lender in its sole discretion;

         (11) if at any time Borrower or its Subsidiary incurs or becomes subject to action or threatened action of any Governmental Authority, including, without limitation, a fine, penalty, cease and desist order or revocation, suspension or limitation of a License, the effect of which could result in a Material Adverse Change;

         (12) there shall occur a Material Adverse Change;

         (13) if for any reason any of the Management Agreement, the Agreement as to Reinsurance, the Securities Purchase Agreement or, after its execution and delivery, any ABCIC-Lender Reinsurance Agreement expires in accordance with its terms or otherwise ceases to be in full force and effect, is declared null and void pursuant to a final, nonappealable judgment of a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiary, or Borrower or its Subsidiary shall deny it has any further liability or obligation under or shall fail to perform or observe its obligations under any such Agreement; or

         (14) the Borrower shall fail to perform or observe its obligations under its Series I Preferred Stock.

         Section 8.02. REMEDIES. If any Event of Default shall occur and be continuing, Lender may by notice to Borrower, (1) declare each outstanding Term Loan Note, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon such Term Loan Note, all such interest, and all such amounts due under this Agreement, and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; (2) exercise any remedies provided in any of the Loan Documents (including without limitation its option to convert all or a portion of the outstanding Term Loan into common stock in accordance with Section 8.03); and/or (3) exercise any remedies provided by Law; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default referred to in Section 8.01(5), each Term Loan Note and any other amounts payable under this Agreement or any of the other Loan Documents, and all interest on any of the foregoing, shall be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

         Section 8.03. CONVERSION. (a) At any time following the occurrence and during the continuance of an Event of Default, Lender shall have the right to convert all or any portion of the then outstanding principal of the Term Loan, together with interest thereon, for shares of Common Stock or, unless the Exchange has occurred pursuant to Section 1.04 of the Securities Purchase Agreement, Class B Common Stock. The number of shares of Common Stock or Class B Common Stock issuable upon conversion of any such unpaid principal and interest shall be determined by dividing the aggregate amount of unpaid principal and interest being converted by (i) in the case of an Event of Default pursuant to
Section 8.01(1) (whether occurring at maturity, upon acceleration or otherwise), $1.00, and (ii) in the case of any other Event of Default, the Fully Diluted Book Value as of the date of occurrence of such Event of Default.

         (b) In case Borrower shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of Borrower's assets or recapitalization of the Common Stock or Class B Common Stock) in which the previously outstanding Common Stock or Class B Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which Borrower is a party, exchanged for different securities of Borrower or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that Lender shall thereafter be entitled to conversion rights comparable to those contained in paragraph (a) of this Section 8.03, as nearly as may be reasonably practicable, in relation to the stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock or Class B Common Stock is changed or exchanged.

         (c) Lender may exercise its conversion right pursuant to paragraph (a) of this Section 8.03 by delivering to Borrower at its principal office a written notice stating that Lender elects to convert all or a specified portion of the outstanding principal of the A Loan and/or the B Loan, together with interest thereon, in accordance with the provisions of this Section 8.03 and specifying the name or names in which Lender wishes the certificate or certificates for shares of Common Stock or Class B Common Stock to be issued. In case such notice shall specify a name or names other than that of Lender, such notice shall be ac companied by payment of all transfer taxes payable upon the issuance of shares of Common Stock or Class B Common Stock in such name or names. Other than such taxes, Borrower will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock or Class B Common Stock pursuant hereto. As promptly as practicable, and in any event within three (3) Business Days after the receipt of such notice and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of Borrower that such taxes have been paid), Borrower shall deliver or cause to be delivered a certificate or certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock or Class B Common Stock to which Lender shall be entitled. Such exchange shall be deemed to have been made at the close of business on the date of giving of such notice, and the person entitled to receive the shares of Common Stock or Class B Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock or Class B Common Stock at such time. The portion of the outstanding principal converted pursuant to this Section 8.03 shall be deemed to be paid and shall cease to be outstanding upon such conversion.

         (d) Borrower shall at all times reserve and keep available out of its authorized and unissued Common Stock and Class B Common Stock, solely for the purpose of effecting the exchange contemplated by this Section 8.03, such number of shares of Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all of the principal and interest then outstanding under the Term Loan. Borrower shall from time to time, subject to and in accordance with the Florida Business Corporation Act, increase the authorized amount of Common Stock and Class B Common Stock if at any time the number of authorized shares of Common Stock and Class B Common Stock remaining unissued shall not be sufficient to permit the conversion at such time of all principal and interest then outstanding under the Term Loan.

                            ARTICLE IX. MISCELLANEOUS

         Section 9.01. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Borrower relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Borrower shall take all measures necessary for any such action or proceeding commenced by the Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Borrower.

         Section 9.02. USURY. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Term Loan Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of Law applicable to Lender limiting rates of interest which may be charged or collected by Lender.

         Section 9.03. EXPENSES AND INDEMNIFICATION. The Borrower agrees to pay or reimburse the Lender for: (a) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of counsel to the Lender, not to exceed $40,000), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Term Loan hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 9.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents.

         The Borrower hereby agrees to indemnify the Lender and its directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Term Loan hereunder or any actual or proposed use by the Borrower or its Subsidiary of the proceeds of the Term Loan hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but

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excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Lender from, and hold the Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or its Subsidiary (or any predecessor in interest to the Borrower or its Subsidiary), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or its Subsidiary (or any such predecessor in interest).

         The obligations of Borrower under this Section 9.03 shall survive the repayment of the Term Loan and all amounts due under or in connection with any of the Loan Documents.

         Section 9.04. ASSIGNMENT; PARTICIPATION. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Lender and their respective successors. Borrower may not assign or transfer its rights or obligations hereunder. Lender may assign its rights, duties and obligations under this Agreement and any of the other Loan Documents. Lender may sell participations in its rights, duties and obligations under this Agreement or any of the other Loan Documents.

         Section 9.05. NOTICES. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section 9.05, and except as otherwise provided in this Agreement, notices shall be given to Lender by telephone, confirmed in writing and delivered by hand or confirmed telecopier, and to Borrower by written notice delivered by hand, overnight courier service or confirmed telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective upon receipt.

         Section 9.06. SETOFF. Borrower agrees that, in addition to (and without limitation of) any right of setoff or counterclaim a Lender may otherwise have, Lender shall be entitled, to the extent provided in the Agreement as to Reinsurance, at its option, to offset (x) balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of Lender's offices and (y) amounts held by it under any reinsurance agreement between the Lender and ABCIC, in Dollars or in any other currency, against any amount payable by Borrower to Lender under this Agreement or the Term Loan Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower thereof; provided, that Lender's failure to give such notice shall not affect the validity thereof.

         Section 9.07. JURISDICTION; IMMUNITIES. Borrower hereby irrevocably submits to the jurisdiction of any State of New York or United States Federal court sitting in the Borough of Manhattan, New York over any action or proceeding arising out of or relating to this Agreement, either Term Loan Note or any other Loan Document, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State of New York or Federal court. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified on the signature page hereof. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of forum non convenience. Borrower agrees that any action or proceeding brought against the Lender shall be brought only in State of New York or United States Federal court sitting in the Borough of Manhattan, New York.

         Nothing in this Section 9.07 shall affect the right of the Lender to serve legal process in any other manner permitted by Law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdictions.

         To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Term Loan Notes, and any other Loan Document.

         Section 9.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 9.09. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

         Section 9.10. EXHIBITS AND SCHEDULES. The Exhibits and Schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         Section 9.11. TABLE OF CONTENTS; HEADINGS. The headings in the Table of Contents and in this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

         Section 9.12. SEVERABILITY. If any word, phrase, sentence, paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

         Section 9.13. INTEGRATION. The Loan Documents, the Management Agreement, the Agreement as to Reinsurance, each ABCIC-Lender Reinsurance Agreement and the Securities Purchase Agreement set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 9.14. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               ASSOCIATED BUSINESS & COMMERCE
                                               HOLDINGS, INC.,
                                                 as Borrower

                                               By: /s/LAWRENCE J. MARCHBANKS
                                               --------------------------------
                                                  Name:   Lawrence J. Marchbanks
                                                  Title:  Chairman

                                               Address for Notices:

                                               Associated Business & Commerce
                                                 Holdings, Inc.
                                               c/o Marchbanks, Daiello
                                                 & Leider, PA
                                               4800 N. Federal Highway
                                               Suite 101E
                                               Boca Raton, Florida 33431

                                               Attention: Larry Marchbanks
                                               Telecopy No.: 407-750-9624

                                               With a Copy to:

                                               Morgan, Lewis & Bockius LLP
                                               5300 First Union Financial Center
                                               200 South Biscayne Boulevard
                                               Miami, Florida 33131-2339

                                               Attention: John S. Fletcher
                                               Telecopy No.: 305-579-0321

                                               TIG REINSURANCE COMPANY,
                                                as Lender

                                               By: /s/ALLEN B. BINDER
                                                 ------------------------------
                                                 Name:   Allen B. Binder
                                                 Title:  Vice President

                                               Address for Notices:

                                               300 First Stamford Place
                                               Stamford, CT  06902
                                               Attention:
                                               Telecopy No.:  (203) 356-0196

                                               With a copy to:

                                               TIG Holdings, Inc.
                                               65 East 55th Street
                                               New York, New York  10022
                                               Attention:  General Counsel
                                               Telecopy No.:  212-371-8574

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